POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that the undersigned Lloyd G. Waterhouse constitutes and appoints, severally and not jointly, Robert Chamness, Marc Bocci, Thomas Horgan or Jeannie Biermann with full power to act alone, his true and lawful attorneys-in-fact, with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf Forms 3, 4, and 5 under Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and to file the same , with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.  The undersigned acknowledged that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Digimarc Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 of the  Securities Exchange Act.

This power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to securities of Digimarc Corporation held by the undersigned, unless earlier revoked by the undersigned in a signed writing delivered to the Chief Financial Officer of the Company.

Signed on July 18, 2005.